SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of November 16, 2023)

Name
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan USD Emerging Markets Sovereign Bond ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan BetaBuilders U.S. Aggregate Bond ETF
JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders International Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan BetaBuilders U.S Small Cap Equity ETF
JPMorgan Carbon Transition U.S. Equity ETF
JPMorgan Short Duration Core Plus ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF
JPMorgan Income ETF
JPMorgan Active Value ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan International Research Enhanced Equity ETF
JPMorgan Market Expansion Enhanced Equity ETF
JPMorgan Realty Income ETF

Name
JPMorgan Climate Change Solutions ETF
JPMorgan Nasdaq Equity Premium Income ETF
JPMorgan Social Advancement ETF[1]
JPMorgan Sustainable Consumption ETF[1]
JPMorgan Sustainable Infrastructure ETF
JPMorgan Active Growth ETF
JPMorgan Active China ETF
JPMorgan Active Small Cap Value ETF
JPMorgan BetaBuilders Emerging Markets Equity ETF
JPMorgan BetaBuilders U.S. Growth ETF
JPMorgan BetaBuilders U.S. Value ETF
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF
JPMorgan High Yield Municipal ETF
JPMorgan Sustainable Municipal Income ETF
JPMorgan Limited Duration Bond ETF
JPMorgan Equity Focus ETF
JPMorgan Healthcare Leaders ETF
JPMorgan U.S. Tech Leaders ETF
JPMorgan International Value ETF
JPMorgan Global Select Equity ETF
JPMorgan Active Bond ETF
JPMorgan Hedged Equity Laddered Overlay ETF
JPMorgan Active Developing Markets Equity ETF

(signatures on following page)

[1]	To liquidate on or about December 22, 2023.

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:	/s/ Timothy J. Clemens
Name:	Timothy J. Clemens
Title:	Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	Managing Director